EX-99.01 Press Release


Press Release Source: Golden Spirit Minerals Ltd.


Golden Spirit Announces 10% Stock Dividend

Wednesday August 25, 6:00 am ET


BELLINGHAM, Wash.--(BUSINESS WIRE)--Aug. 25, 2004--Golden Spirit Minerals Ltd. (OTCBB:GSPM - News) www.goldenspirit.ws announces that the Company has authorized a ten percent (10%) dividend of the Company's common stock for shareholders of record as of September 30, 2004. The distribution should be complete by the end of October 2004.

In addition, the Company has authorized a name change to Golden Spirit Mining Ltd. and the application for a new CUSIP number.

With this, the Company wishes to thank all its shareholders, both past shareholders of 2UOnline.com, Inc., and new and existing common shareholders, for supporting the Company's efforts in the development of the Company's mining properties in North America and Australia.

The Company understands that any actions it authorizes will be subject to shareholder approval. Once all necessary approvals have been obtained for the stock dividend, the transfer agent will mail a new certificate representing an additional ten percent (10%) of holdings to all shareholders of record as of September 30, 2004.

Shareholders will be informed on a regular basis over the coming weeks on the progress made on the Golden Spirit Minerals Ltd. portfolio of gold properties.

/s/ Robert Klein
----------------
Robert Klein, President

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays in testing and evaluation of products and other risks detailed from time to time in Golden Spirit Minerals filings with the Securities & Exchange Commission.



---------------------------------------------------------------
Contact:
     Golden Spirit Minerals Ltd.
     Joseph Beyrouti, 888-488-6882
     www.goldenspirit.ws



----------------------------------------------------------------
Source: Golden Spirit Minerals Ltd.